Exhibit 99.1

IRADIMED CORPORATION Announces Uplisting to The Nasdaq Global Market

Trading to commence effective on the market open June 14, 2024

Winter Springs, Florida, June 7, 2024 – IRADIMED CORPORATION (“Iradimed”) (NASDAQ: IRMD), a leading provider of innovative magnetic resonance imaging (MRI) compatible medical devices, announced today its common stock will uplist and commence trading on the Nasdaq Global Market, effective June 14, 2024, and will continue under the ticker symbol “IRMD.” Stockholders are not required to take any action due to the uplisting.

Roger Susi, President and Chief Executive Officer of Iradimed, expressed his enthusiasm about this significant achievement: “Iradimed’s advancement to the Nasdaq Global Market is a notable accomplishment for our company and reflects Iradimed’s continued growth trajectory and its dedication to delivering value to stockholders. With its higher listing standards, The Nasdaq Global Market will enhance our visibility in the marketplace and is considered a mark of distinction and standing for qualified companies. Iradimed is honored to be in the class of these companies and excited to be exposed to a larger audience of potential new investors.”

Iradimed was previously listed on the Nasdaq Capital Market following its successful initial public offering in 2014. The Nasdaq Global Market, known for its stringent financial and liquidity requirements and high corporate governance standards, includes the common stock of approximately 1,450 companies.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in developing innovative Magnetic Resonance Imaging (“MRI”) compatible medical devices. We design, manufacture, market, and distribute MRI-compatible medical devices and accessories, disposables, and related services.

We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components that can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts, and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe, and dependable fluid delivery before, during, and after an MRI scan, which is important to critically ill patients who cannot be removed from their vital medications and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI-compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The Iradimed 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The Iradimed 3880 has a compact, lightweight design, allowing it to travel with the patient from their critical care unit to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the Iradimed 3880 include wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The Iradimed 3880 MRI-compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information, please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Iradimed’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Iradimed’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Iradimed’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Iradimed assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Media Contact:

John Glenn

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com